                                BY-LAW NUMBER 1

                 A by-law relating generally to the transaction
                        of the business and affairs of
                           FIRSTSERVICE CORPORATION

Section        Contents
-------        --------
One            Interpretation
Two            Execution of Documents
Three          Directors
Four           Committees
Five           Officers
Six            Protection of Directors, Officers and Others
Seven          Shares
Eight          Dividends
Nine           Meetings of Shareholders
Ten            Notices
Eleven         Officers of Divisions
Twelve         Corporate Seal

BE IT ENACTED as a by-law of the Corporation as follows:


                                  SECTION ONE

                                 Interpretation

1.01    DEFINITIONS in this by-law, unless the context otherwise requires:

"Act" means the Business Corporations Act, 1982 and the regulations thereto, as amended from time to time, or any successor Act or regulations thereto, as the case may be;

"articles" means the articles (as that term is defined in the Act) of the Corporation as from time to time amended or restated;

"board" means the board of directors of the Corporation;

"Corporation" means FirstService Corporation; and

"special meeting of shareholders" includes a meeting of any class of shareholders.

Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein; and words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, corporations, partnerships, trusts and unincorporated organizations.

                                  SECTION TWO

                             Execution of Documents

2.01 EXECUTION OF INSTRUMENTS Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any one director or officer of the Corporation. Notwithstanding any provision to the contrary contained in the by-laws of the Corporation, the board may at any time or times direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.02 BANKING ARRANGEMENTS All funds of the Corporation shall be deposited in its name in such account or accounts as are designated by the board. Withdrawals from such account or accounts or the making, signing, drawing, accepting, endorsing, negotiating, lodging, depositing or transferring of any cheques, promissory notes, drafts, acceptances, bills of exchange and orders for the payment of money with the institution maintaining such account or accounts shall be made by such person or persons as the board may from time to time determine.

2.03 VOTING RIGHTS IN OTHER BODIES CORPORATE Any two of the directors or officers of the Corporation, as well as any person so empowered by the board, may execute and deliver instruments of proxy appointing such persons as respectively are named therein the proxy of the Corporation to exercise the voting rights attaching to any securities held by the Corporation.


                                 SECTION THREE

                                   Directors

3.01 QUORUM Subject to the Articles and Section 3.03, a quorum for the transaction of business at any meeting of the board shall be two-fifths of the number of directors then holding office.

3.02    CALLING OF MEETINGS

(a) The board, a quorum of the directors, the chairman of the board, any vice-president, the chief operating officer or the secretary may at any time call a meeting of the board to be held at the time and place determined by the board or by the person calling the meeting. Meetings of the board may be held in any place within or outside Canada. In any financial year, a majority of the meetings of the board need not be held within Canada.

(b) If a quorum of directors is present, each newly elected board may, without notice, hold its first meeting for the purpose of its organization and the election or appointment of officers, immediately following the meeting of shareholders at which such board was elected.

3.03 NOTICE OF MEETING Notice of the time and place of each meeting of the board shall be given in the manner provided in Section 10.01 to each director not less that 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

A director may in any manner and at any time waive notice of a meeting of directors and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting was not lawfully called.

3.04 REGULAR MEETINGS The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.05 CHAIRMAN The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, vice-chairman of the board, chief executive officer, president, chief operating officer or a vice-president. If no such officer is present, the directors present shall choose one of their number to be chairman.

3.06 VOTES TO GOVERN At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of any equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

3.07 REMUNERATION AND EXPENSES The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.


                                  SECTION FOUR

                                   Committees

4.01 COMMITTEE OF DIRECTORS The Board may appoint committees of directors and delegate to any such committee any of the powers of the board except those which, under the Act, cannot be so delegated.

4.02 TRANSACTION OF BUSINESS The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.

4.03 PROCEDURE Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.


                                 SECTION FIVE

                                   Officers

5.01 APPOINTMENT The board may from time to time designate the offices of the Corporation, including but without limitation chairman of the board, vice-chairman of the board, chief executive officer, chief financial officer, president, one or more vice-presidents (to which title may be added words indicating seniority or function), chief operating officer and secretary, and may specify the duties attaching to such officers, appoint officers, and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation in any particular.

5.02 TERMS OF EMPLOYMENT AND REMUNERATION The terms of employment of the officers shall be settled by the board. In the absence of written agreement to the contrary, each officer holds office until he resigns, his successor is appointed or he is removed by the board at its pleasure.

5.03 AGENTS AND ATTORNEYS The board shall have power from time to time to appoint agents or attorneys of the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.04 FIDELITY BONDS The board may at any time require any officer, employee or agent of the Corporation as the board deems advisable to furnish a bond for the faithful discharge of his powers and duties in such form and with such surety as the board may from time to time determine.


                                  SECTION SIX

                  Protection of Directors, Officers and Others

6.01 LIMITATION OF LIABILITY No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

6.02 INDEMNITY Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate), and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

   (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

   (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.


                                 SECTION SEVEN

                                    Shares

7.01 ALLOTMENT The board may from time to time allot, or grant options to purchase, any of the authorized and unissued shares of the Corporation at such time and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

7.02 COMMISSIONS The board may from time to time authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

7.03 REGISTRATION OF TRANSFER Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board.

7.04 TRANSFER AGENTS AND REGISTRARS The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

7.05 NON-RECOGNITION OF TRUSTS Subject to the provisions of the Act, the Corporation shall treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice of description in the Corporation's records or on the share certificate.

7.06 SHARE CERTIFICATES Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the register thereof. Subject to the Act, share certificates and acknowledgements of a shareholder's right to obtain a share certificate shall be in such respective forms as the board shall from time to time approve. Any share certificate shall be signed in accordance with Section 2.01 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. A share certificate shall be manually signed by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent, branch transfer agent or other authenticating agent of the Corporation. Notwithstanding the foregoing a share certificate may be executed and delivered by the Corporation if the signatures therein are printed, engraved, lithographed or otherwise are mechanically reproduced in facsimile. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

7.07 REPLACEMENT OF SHARE CERTIFICATES Where the registered holder of a share certificate claims that the share certificate has been lost, apparently destroyed or wrongfully taken, the Corporation shall issue a new share certificate in place of the original share certificate if the owner:

   (a) so requests before the Corporation has notice that the share certificate has been acquired by a bona fide purchaser;

   (b) files with the Corporation an indemnity bond sufficient in the Corporation's opinion to protect the Corporation and any transfer agent, registrar or other agent of the Corporation from any loss that any of them may suffer by complying with the request to issue a new share certificate; and

   (c) satisfies any other reasonable requirements imposed by the Corporation.

7.08 JOINT SHAREHOLDERS If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.09 DECEASED SHAREHOLDERS In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.


                                  SECTION EIGHT

                                    Dividends

8.01 DIVIDEND CHEQUES A dividend payable in cash shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address and if more than one address appears on the register, at the first such recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

8.02 NON-RECEIPT OF CHEQUES In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and to title as the board may from time to time prescribe, whether generally or in any particular case.

8.03 UNCLAIMED DIVIDENDS Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                  SECTION NINE

                             Meeting of Shareholders

9.01 ANNUAL MEETINGS The annual meeting of shareholders shall be held at such time in each year and, subject to Section 9.03, at such place as the board may from time to time determine, for the purpose of there being placed before the meeting the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

9.02 SPECIAL MEETINGS Subject to the Act, the board shall have power to call a special meeting of shareholders at any time.

9.03 PLACE OF MEETINGS Subject to the articles, a meeting of shareholders of the Corporation shall be held at such place in or outside Ontario as the board may determine or, in the absence of such determination, at the place where the registered office of the Corporation is located.

9.04 NOTICE OF MEETINGS Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 10.01 not less than 21 days nor more than 50 days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date for notice, if any, is entered in the securities register as the holder of one or more shares carrying the right to vote at or entitled to notice of the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders.

9.05 LIST OF SHAREHOLDERS ENTITLED TO NOTICE For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of share entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to Section 9.06, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office or the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

9.06 RECORD DATE FOR NOTICE The board may fix in advance a date preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, as a record date for the determination of the shareholders entitled to notice of the meeting and notice of any such record date shall be given not less than 14 days before such record date by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

9.07 CHAIRMAN, SECRETARY AND SCRUTINEERS The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: chairman of the board, vice-chairman of the board, chief executive officer, chief operating officer, president or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for the holding of the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

9.08 PERSONS ENTITLED TO BE PRESENT The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

9.09 QUORUM Any two shareholders entitled to vote at a meeting of shareholders, whether present in person or represented by proxy, constitute a quorum. If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting.

9.10 PROXIES Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney authorized in writing and shall conform with the requirements of the Act.

9.11 REPRESENTATIVE If a body corporate or association is a shareholder of the Corporation, the Corporation shall recognize any individual authorized by a resolution of the board of directors or governing body of the body corporate or association to represent it at meetings of shareholders of the Corporation. An individual so authorized may exercise on behalf of the body corporate or association he represents all the powers it could exercise if it were an individual shareholder.

9.12 JOINT SHAREHOLDERS If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the share jointly held by them.

9.13 VOTES TO GOVERN At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

9.14    VOTING

(a) Voting at a meeting of shareholders shall be by show of hands except where a ballot is demanded by a shareholder or proxyholder entitled to vote at the meeting. A shareholder or proxyholder may demand a ballot either before or after any vote by show of hands. Upon a show of hands every person present and entitled to vote has one vote. Whenever a vote by show of hands has been taken upon a motion, unless a ballot thereon is demanded, a declaration by the chairman of the meeting that the vote upon the motion has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting is prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the motion, and the result of the votes so taken is a decision of the shareholders of the Corporation upon the motion. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

(b) Upon a ballot each shareholder who is present or represented by proxy is entitled, in respect of the shares which he is entitled to vote at the meeting upon the motion, to that number of shares provided by the Act or the articles in respect of those shares and the result of the ballot is the decision of the shareholders of the Corporation upon the motion.

9.15 ADJOURNMENT If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement of the adjournment at the meeting which has been adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.


                                  SECTION TEN

                                    Notices

10.01 METHOD OF GIVING NOTICES Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when delivered or when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communications company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed to him to be reliable.

10.02 NOTICE TO JOINT SHAREHOLDERS If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

10.03 COMPUTATION OF TIME Unless otherwise provided for in the Act, in computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

10.04   UNDELIVERED NOTICES  If any notice given to a shareholder pursuant to
Section 10.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

10.05 OMISSIONS AND ERRORS The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.06 PERSONS ENTITLED BY DEATH OR OPERATION OF LAW Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of any share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

10.07 WAIVER OF NOTICE Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board, which may be given in any manner.

10.08 SIGNATURE OF NOTICE The signature of any notice to be given by the Corporation may be written or printed or partly written and partly printed.

                                 SECTION ELEVEN

                              Officers of Divisions

11.01 OFFICERS OF DIVISIONS From time to time the board or any officer of the Corporation duly authorized may appoint one or more officers for any division of the business or of any branch office of the Corporation, prescribe their powers and duties and settle their terms of employment and remuneration. The board or any such officer may remove at its or his pleasure any officer so appointed, without prejudice to such officer's rights under any employment contract. Officers of such divisions or branch offices shall not, as such, be officers of the Corporation.


                                 SECTION TWELVE

                                 Corporate Seal

12.01 CORPORATE SEAL Any person authorized to sign any document may affix the corporate seal of the Corporation thereto, if the Corporation has a corporate seal.

        ENACTED by the board of directors as of the 25th day of February, 1988.

        WITNESS the corporate seal of the Corporation.


                                       /s/ [ILLEGIBLE]
                                       -----------------------
                                       President


                                       /s/ [ILLEGIBLE]
                                       -----------------------
                                       Secretary


by-law.lh
(wordpro,
sgordon)
June 20, 1988

                                  BY-LAW NO. 2

        A by-law relating to the borrowing of money and the issuing of securities by FIRSTSERVICE CORPORATION (the "Corporation").

        BE IT ENACTED as a by-law of the Corporation as follows:

1. Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act, 1982 (the "Act") the directors of the Corporation may, from time to time without authorization of the shareholders:

   (a)  borrow money upon the credit of the Corporation;

   (b)  issue, re-issue, sell or pledge debt obligations of the Corporation;

   (c) subject to section 20 of the Act, give a guarantee on behalf of the Corporation to secure performance of any obligation of any person; and

   (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

2. The Directors may, from time to time, by resolution delegate any or all of the powers referred to in paragraph 1 of this by-law to a director, a committee of directors or one or more officers of the Corporation.

        MADE as of the 25th day of February, 1988.


/s/ Jay S. Hennick                     /s/ Jay S. Hennick
--------------------------             --------------------------
President - Jay S. Hennick             Secretary - Jay S. Hennick

COL-BYL2.KSP

[LOGO]                                                        BORROWING BY-LAW


                             FIRSTSERVICE CORPORATION
              ---------------------------------------------------
                                Name of Corporation


                                BY-LAW NO.   3   x
                                           -----


          RESPECTING THE BORROWING OF MONEY BY THE CORPORATION RESOLVED:


        WHEREAS it is necessary for the purposes of the Corporation to borrow money or obtain other financial assistance on the credit of the Corporation from time to time from one of the chartered banks of Canada:

        THEREFORE BE IT ENACTED by the Directors of FirstService Corporation, as a By-law thereof:

        1. That the Directors of the Corporation be and they are hereby authorized to borrow moneys or obtain other financial assistance from time to time from the Bank of Montreal (the "Bank") (including without limitation through the issuance of bills of exchange drawn by the Corporation and accepted by the Bank) upon the credit of the Corporation in such amounts as they deem proper and by way of overdraft or otherwise.

        2. That any promissory notes, bills of exchange or other negotiable paper (including renewals thereof in whole or in part) signed on behalf of the Corporation by the officer or officers of the Corporation authorized from time to time to sign negotiable instruments on its behalf and granted to or accepted by the Bank for moneys borrowed and interest thereon as may be agreed upon or other financial assistance obtained from the Bank shall be binding upon the Corporation.

        3. That the Directors may from time to time, if they see fit to do so, grant securities by way of mortgage, hypothecation, pledge or otherwise covering all or any of the property and assets of the Corporation present and future as security for all or any moneys borrowed by the Corporation from the Bank or any other liability of the Corporation to the Bank, and any such mortgage, hypothecation, pledge or other security shall be valid and binding upon the Corporation if signed by any of the officers authorized to sign negotiable instruments on the Corporation's behalf.

        4. All contracts, deeds, grants, assurances and documents reasonably required by the Bank or its Counsel for all or any of the purposes aforesaid shall be executed and carried into effect by the proper officers of the Corporation* (and when necessary the seal of the Corporation shall be affixed thereto).

*Delete the bracketed words if not appropriate

        5. This By-law when sanctioned by the Shareholders shall be irrevocable until a by-law repealing this By-law shall have been confirmed or sanctioned by the Shareholders and a copy thereof duly certified* (under the seal of the Corporation) delivered to the Bank, and meanwhile all the powers and authorities hereby conferred shall continue in force.

        I CERTIFY that the foregoing is true copy of By-Law No. 3 of** FirstService Corporation duly enacted by the Directors of the said Corporation and duly confirmed or sanctioned by the Shareholders thereof as required by law.

**Insert Corporation Name

        AS WITNESS* (the corporate seal of the Corporation) this 7th day of June, 1988.

                                       /s/ [ILLEGIBLE]
                                       ---------------
                                       Secretary

X  MEMO                                                                  AFFIX
                                                                         SEAL